Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-170609

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2011

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 26, 2010)

                 Shares

Common Stock

We are offering              shares of our common stock and the selling stockholders identified in this prospectus are offering              shares of our common stock. We will not receive any proceeds from the sale of shares by the selling stockholders. Our common stock is listed on The NASDAQ Global Select Market under the symbol “LLNW.” On February 23, 2011, the last reported sale price of our common stock on The NASDAQ Global Select Market was $7.36 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds to Limelight Networks before expenses	$	$
Proceeds to Selling Stockholders before expenses	$	$

Delivery of the shares of common stock is expected to be made on or about March     , 2011. We and the selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to an additional              shares of our common stock solely to cover overallotments. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $             and the total proceeds to us, before expenses, will be $            . Discounts, commissions and proceeds will be prorated between us and the selling stockholders.

Joint Book-Running Managers

Jefferies	Piper Jaffray

Prospectus Supplement dated February     , 2011.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-i

About this Prospectus Supplement

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the common stock being offered by us, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering of common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “Limelight,” “the company,” “we,” “us” and “our” refer to Limelight Networks, Inc.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, servicemarks and tradenames owned by us or other companies. The name Limelight Networks and our logo are our trademarks. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-ii

Prospectus Supplement Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our common stock. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Company Overview

We are a provider of high-performance content delivery network services. We provide scalable software services that improve the quality of online media, accelerate the performance of web applications, enable secure online transactions, manage and monetize digital assets, and optimize advertising campaigns. These services are supported by our global platform, which provides highly-available, highly-redundant storage, bandwidth and computing resources as well as connectivity to last-mile broadband network providers. We provide services to traditional and emerging media companies, or content publishers, including businesses operating in the television, music, radio, newspaper, magazine, movie, videogame, software and social media industries, as well as enterprises, technology companies, and government entities doing business online.

We primarily derive revenue from the sale of services to customers executing contracts with terms of one year or longer, which we refer to as recurring revenue contracts or long-term contracts. These contracts generally commit the customer to a minimum monthly level of usage with additional charges applicable for actual usage above the monthly minimum. We believe that having a consistent and predictable base level of revenue is important to our financial success. Accordingly, to be successful, we must maintain the majority of our base of recurring revenue contracts and build on that base by adding new customers and increasing the number of services and amount of capacity our existing customers purchase. At the same time, we must ensure that our expenses do not increase faster than, or at the same rate as, our revenues. Accomplishing these goals requires that we compete effectively in the marketplace on the basis of scale, service quality, platform capability, and price.

Three Trends Driving Internet Traffic Growth

Three important trends continue to drive a substantial need to rapidly and efficiently deliver web applications, e-commerce transactions, rich media advertising, and broadcast-quality rich media content over the Internet to a wide variety of mobile and connected devices. These trends are:

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The shift of content and advertising to the Internet. Publishers are making available video, music, software, and other forms of media accessible over the Internet. Accordingly, advertisers are increasingly shifting their budgets online to target these audiences.

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The rapid consumer adoption of connected devices, particularly smartphones and other media-capable mobile devices. Consumers are increasingly consuming content, using web applications, and making purchases from “smartphones,” or mobile devices with large displays, fast processors, and Internet connectivity.

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The migration of IT services into the cloud. Enterprises are looking to decrease infrastructure expenditures by moving to a “cloud-based” model where application delivery and storage are available on-demand and paid for on an as-needed basis.

Requirements for Delivering Applications, Media, and Advertising over the Internet

We believe that the challenges of delivering content, applications, and advertising over the Internet to a wide variety of mobile and connected devices have created a new set of technical, management and economic requirements for organizations seeking to do business online. Our solutions help content publishers, enterprises and government entities achieve the following:

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Consistent high quality experience from any geography. Consumers expect a high quality experience, will not tolerate interruptions or inconsistency in the delivery of content, and may never return to a particular media provider if that provider is unable to meet their expectations. A media stream, for example, should begin immediately and play continuously without interruption every time a customer accesses that stream.

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High availability of expansive libraries of content. Consumers increasingly expect the ability to consume any form of media content online. To meet this expectation, traditional media companies are making their enormous libraries of content, such as television shows or movies, available to be viewed online. Users expect a consistent media experience across every title in these large libraries, for each title regardless of its popularity, each time it is viewed.

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Ability to scale capacity to handle rapidly accelerating demand. Online businesses must scale delivery of their web presence smoothly as the quantity of their site visitors or audience increases. When a large number of users simultaneously access a particular website, the operator must be able to meet that surge in demand without making users wait. Rapidly accelerating demand can be related to a single event, such as seasonal shopping, or can be spread across an entire library of content, such as when a social media website surges in popularity.

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Reliability. Throughout the path data must traverse to reach a user, problems with the underlying infrastructure supporting the Internet can occur. For instance, servers can crash, or network connections can fail. Avoiding these problems is important because network, datacenter, or service provider outages can mean frustrated users, lost audiences, and missed revenue opportunities.

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Security. Maintaining effective security is a challenge for any entity that operates an Internet presence. Threats, such as attacks, viruses, or piracy can impact its online web presence in many ways, including compromising personal and sensitive information, loss of customer trust and loyalty, loss of revenue, and negative publicity and brand reputation.

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Flexibility and manageability. Website operators are making significant investments in preparing their applications, content or advertising for delivery over the Internet. Once content is ready for Internet distribution, operators must be able to support a wide range of formats and devices, begin to distribute their object quickly, and monitor their delivery activities.

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Managing delivery costs. Managing the cost of delivery is important for website operators so that they can maximize profits. As a result, the combination of major capital outlays and operating expenditures required to build and maintain large server clusters, peak period capacity, extensive Internet backbone networks and multiple connections to global broadband access networks may not be practical for many companies. For example, as users increasingly demand access to large files and media streams, the infrastructure needs associated with providing this content increase accordingly.

Our Services

Our services are purpose-built for the delivery of content, applications, and advertising to Internet audiences. Our primary services include the following:

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Media Delivery services, including our Limelight DELIVER and Limelight STREAM services, which enable the on-demand distribution of digital media files such as video, music, games, and software or live streaming of corporate or entertainment events. We support all major formats including Adobe Flash, QuickTime, Windows Media, RealNetworks RealPlayer WebM, and MP3 audio.

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Interactive Advertising services, including EyeWonder in-page, in-stream, mobile and custom ad formats, which help agencies and advertisers create, deliver, measure, analyze and optimize campaigns for online, mobile, and connected devices.

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Video Content Management services, including our Limelight Video Platform, MediaVault and our Video Transcode devices, which help organizations publish, manage, syndicate, analyze, and monetize web video through a cloud-based service.

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Mobility and Monetization services, including our Limelight REACH and Limelight ADS services, which help publishers deliver properly-formatted, device optimized content to almost any media-enabled mobile handset, as well as present to present dynamic pre-, mid-, or post-roll video and audio advertising into media that is delivered to mobile or connected users.

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Web Acceleration services, including our Site Accelerator, Portal Accelerator and Commerce Accelerator services, which improve web experiences by providing consistent performance from any geography for dynamic and personalized content, online commerce transactions, and web applications.

¡	Cloud Storage services, including our Limelight Content Storage service, which provide customers with a scalable, redundant, geographically diverse service for the storage of enterprise content.

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Global Consulting and Technical services, including Limelight Professional Services, which help customers optimize their publishing, e-commerce, mobility, or content distribution workflows, and provide best practice support for network architecture design, storage infrastructure, web application development, creative design, advertising campaign management, live event execution, and the design, deployment and management of infrastructure.

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Reporting and Analytics services, including our Limelight CONTROL and EyeOne services, a suite of applications that help online businesses to increase efficiency, reduce expenses, improve the user experience, and provide insight into performance of an online advertising campaign or web property. The service includes customer provisioning of services, custom control over CDN storage options, and the innovative Internet Health Monitor (LINK), which provides customers with insight into potential sources of end user experience issues, collected by millions of globally distributed user agents that are part of the XD Platform.

Limelight Networks Global Computing Platform

Our global network platform provides highly-available, highly-redundant storage, bandwidth, and computing resources in support of our service families. This architecture, managed by our proprietary software, seamlessly and automatically responds to network and datacenter outages and disruptions. All of our delivery locations are interconnected via our global optical network and also connected to multiple Internet backbone and broadband Internet service provider networks. Additionally, each location has redundant servers, enabling us to continue serving content even if a network connection or server fails. Automatic failover and recovery not only provide uninterrupted customer service but also simplify network maintenance and upgrades.

The main features of this platform include:

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Densely Configured, High-Capacity Architecture. Our infrastructure consists of dense clusters of specially configured servers organized into large, multi-tiered, logical delivery locations. The extensive storage capacity of these logical locations leads to fewer cache misses to our network of servers than we believe would occur in an early CDN architecture and provides significant scalability and responsiveness to surges in end-user demand. The clustering of many high-performance CPUs provide us with aggregated computational power which we can direct to run applications, or make advertising targeting decisions.

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Many Connections to Other Networks. Our logical locations are directly connected to hundreds of user access networks, which are computer networks connected to end-users. In addition, for dedicated connectivity between our logical locations, we operate our own private optical backbone and metro area networks. Lastly, our infrastructure has multiple connections to the Internet. In combination, these connections enable us to frequently bypass the often-congested public Internet, improving the delivery speed of content, applications, and advertising.

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Intelligent Software to Manage the Network. We have developed proprietary software that manages our platform. This software manages the delivery of content objects, the retrieval of dynamic content, storage and retrieval of objects, activity logging, and information reporting.

Recent Developments

Preliminary Fourth Quarter of 2010 and Fiscal 2010 Results.

On February 14, 2011, we reported certain preliminary unaudited financial information for the fourth quarter ended December 31, 2010 and for the full 2010 fiscal year. These preliminary results are subject to revision in connection with the completion of our 2010 fiscal year audit and, consequently, you should not place undue reliance on them.

Revenues in the fourth fiscal quarter of 2010 were $55.2 million, up 64% from the fourth fiscal quarter of 2009 and up 11% sequentially from the third fiscal quarter of 2010. Net loss in the fourth fiscal quarter of 2010 was $6.3 million, or $0.06 per share.

Revenues for the full 2010 fiscal year were $183.3 million, compared to $131.7 million for the 2009 fiscal year. Net loss for the full 2010 fiscal year was $20.4 million, or $0.22 per share.

Corporate Information

We were formed as an Arizona limited liability company, Limelight Networks, LLC, in June 2001 and converted into a Delaware corporation, Limelight Networks, Inc., in August 2003. Our principal executive offices are located at 2220 W. 14th Street, Tempe, Arizona 85281 and 201 Lomas Santa Fe Drive, Solana Beach, California 92075, and our telephone number is (602) 850-5000. Our website address is www.limelightnetworks.com. The information on or accessible through, our website is not part of this prospectus.

The Offering

Common stock offered by us	shares

Common stock offered by the selling stockholders	shares

Common stock to be outstanding after this offering	shares

Overallotment Option

We and the selling stockholders have granted the underwriters an option to purchase up to              additional shares of our common stock to cover overallotments, if any. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of proceeds

We expect to use the net proceeds from this offering to fund capital expenditures for network and other equipment, as well as for working capital and other general corporate purposes. We also may use a portion of the net proceeds to acquire complementary businesses, products, services or technologies. We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. See “Use of Proceeds.”

NASDAQ Global Select Market Listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “LLNW.”

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Outstanding Shares

The number of shares of common stock to be outstanding immediately after this offering is based on 100,067,531 shares outstanding as of December 31, 2010 and excludes as of this date:

¡	12,008,286 shares of common stock issuable upon the exercise of stock options outstanding as of December 31, 2010 with a weighted-average exercise price of $4.94 per share;

¡	2,626,877 unvested restricted stock units as of December 31, 2010; and

¡	5,896,412 shares of common stock reserved for future issuance under our 2007 Equity Incentive Plan as of December 31, 2010.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their overallotment option.

Summary Financial Data

The table below presents summary statements of operations and balance sheet data. The summary financial data for the years ended December 31, 2007 through December 31, 2009 are derived from our audited financial statements for those periods. We derived the summary financial data as of September 30, 2010 and for the nine months ended September 30, 2009 and 2010 from our unaudited financial statements. The unaudited financial statement data includes, in our opinion, all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of our financial position and results of operations for these periods. This information is only a summary. You should read this data in conjunction with our historical financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report, quarterly reports and other information on file with the SEC that is incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.” Our results of operations are for historical periods and are not necessarily indicative of results of operations for future periods.

(In thousands, except per share amounts)

	Year Ended December 31,			Nine Months Ended September 30,
Consolidated Statements of Operations Data:	2007	2008	2009	2009	2010
				(unaudited)
Revenue	$103,111	$129,530	$131,663	$98,038	$128,084
Cost of revenue:
Cost of services (1)	44,802	58,186	61,572	44,757	56,773
Depreciation—network	20,739	25,675	24,051	18,699	15,980

Total cost of revenue	65,541	83,861	85,623	63,456	72,753

Gross margin	37,570	45,669	46,040	34,582	55,331
Operating expenses:
General and administrative (1)	31,827	52,440	34,128	24,714	26,095
Sales and marketing (1)	25,462	34,916	32,587	23,915	33,429
Research and development (1)	5,504	7,365	7,937	5,878	10,614
Depreciation and amortization	857	1,356	2,351	1,699	4,404
Provision for litigation (2)	48,130	17,515	(65,645)	(65,645)	––

Total operating expenses	111,780	113,592	11,358	(9,439)	74,542

Operating income (loss)	(74,210)	(67,923)	34,682	44,021	(19,211)
Other income (expense):
Interest expense	(1,418)	(55)	(39)	(33)	(13)
Interest income	5,153	5,098	1,345	1,050	767
Other income (expense)	(144)	(171)	(14)	131	(117)

Total other income (expense)	3,591	4,872	1,292	1,148	637

Income (loss) before income taxes	(70,619)	(63,051)	35,974	45,169	(18,574)
Income tax expense (benefit)	2,401	16	1,084	552	(4,570)

Net income (loss)	$(73,020)	$(63,067)	$34,890	44,617	(14,004)

Net income (loss) per common share:
Net income (loss) per common share—basic	$(1.26)	$(0.76)	$0.41	0.53	(0.15)

Net income (loss) per common share—diluted	$(1.26)	$(0.76)	$0.40	0.51	(0.15)

Weighted average shares used in calculating net income (loss) per common share-basic	57,982	82,932	84,202	84,012	92,547
Weighted average shares used in calculating net income (loss) per common share-diluted	57,982	82,932	87,972	87,708	92,547

(1)	Includes share-based compensation as follows:

	Year Ended December 31,			Nine Months Ended September 30,
(In thousands)	2007	2008	2009	2009	2010
Cost of revenue	$1,489	$2,243	$2,414	$1,772	$1,827
General and administrative	10,653	8,060	7,556	5,755	5,190
Sales and marketing	3,948	5,400	4,970	3,734	3,789
Research and development	2,820	2,355	2,523	1,876	2,252

Total	$18,910	$18,058	$17,463	$13,137	$13,058

(2)

In February 2008, a jury returned a verdict in a patent infringement lawsuit filed by Akamai Technologies, Inc., or Akamai, and the Massachusetts Institute of Technology, or MIT, against us, finding that we infringed four claims of the patent at issue and rejecting our invalidity defenses. The jury awarded Akamai an aggregate of approximately $45.5 million in lost profits, reasonable royalties and price erosion damages, plus pre-judgment interest estimated to be $2.6 million. During 2008, we recorded an additional potential damage liability relating to this infringement of $15.5 million, plus additional interest of $2.0 million. The total provision for litigation at December 31, 2008 was $65.6 million. We also filed a motion for reconsideration of the court’s earlier denial of our motion for JMOL. Our motion for reconsideration of JMOL was based largely upon a clarification in the standard for a finding of joint infringement articulated by the Federal Circuit in the case of Muniauction, Inc. v. Thomson Corp. (the Muniauction Case), released after the court denied our initial motion for JMOL. On April 24, 2009 the court issued its order and memorandum setting aside the adverse jury verdict and ruling that we did not infringe Akamai’s ‘703 patent and that we are entitled to judgment as a matter of law. Based upon the court’s April 24, 2009 order we have reversed the $65.6 million provision for litigation previously recorded for this lawsuit as we no longer believe that payment of any amounts represented by the litigation provision is probable. The court entered final judgment in favor of us. Akamai filed a notice of appeal of the court’s decision on May 26, 2009; and the Court of Appeals for the Federal Circuit heard arguments by both parties on June 7, 2010. On December 20, 2010 the Court of Appeals for the Federal Circuit issued its opinion affirming the District Court’s entry of judgment in our favor. Akamai filed a motion with the Court of Appeals for the Federal Circuit seeking rehearing and rehearing en banc on February 18, 2011. We believe that we do not infringe Akamai’s patents and will continue to vigorously defend our position. In light of the favorable ruling from the Court of Appeals we do not believe that a loss is probable. Therefore, we have made no provision for this lawsuit in our financial statements.

	September 30, 2010
(In thousands, unaudited)	Actual	As Adjusted (1)
Consolidated Balance Sheet Data:
Cash and cash equivalents and marketable securities, current	$70,650	$
Non-current marketable securities	2,024
Working capital	78,096
Property and equipment, net	51,785
Total assets	298,704
Long-term debt, less current portion	1,706
Convertible preferred stock	—
Total stockholders’ equity	254,983

(1)

The as adjusted column above gives effect to the sale by us of             shares of our common stock in this offering at the public offering price of $             per share, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. See “Capitalization.”

Risk Factors

Investments in the equity securities of publicly traded companies involve significant risks. Our business, prospects, financial condition or operating results could be materially adversely affected by the risks identified below, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing the risks described below, you should also refer to the information contained in our Annual Report on Form 10-K for the year ended December 31, 2009, and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, and other documents that we file from time to time with the SEC.

Risks Related to Our Business

We are a party to several lawsuits, and an adverse outcome in any or all of those lawsuits is possible, which could have a significant, adverse effect on our financial condition and operations. If an injunction were entered against us it could force us to cease providing our content delivery services.

We are currently a defendant in two significant lawsuits and formerly a defendant in a third significant lawsuit (see discussion in “Legal Proceedings” in Part II, Item 1 of our most recent quarterly report on Form 10-Q incorporated by reference into this prospectus). In each case, we currently have favorable rulings, but we cannot provide any assurance that these favorable rulings won’t be overturned or reversed on appeal, or that the ultimate outcome of any of these lawsuits won’t be materially adverse to us. The expenses of defending these lawsuits and other lawsuits to which we may become a party, particularly fees paid to our lawyers and expert consultants, have been significant and will continue to adversely affect our operating results during the pendency of the lawsuits. Also, this litigation has been a distraction to our management in operating our business. Now that the trial and appeal phases of these lawsuits have concluded, we expect that our litigation expenses will reduce on a quarterly basis for the foreseeable future and that the distraction to management in operating our business will also decrease.

In February 2008, a jury returned a verdict in a patent infringement lawsuit filed by Akamai Technologies, Inc., or Akamai, and the Massachusetts Institute of Technology, or MIT, against us, finding that we infringed four claims of the patent at issue and rejecting our invalidity defenses. The jury awarded Akamai an aggregate of approximately $45.5 million in lost profits, reasonable royalties and price erosion damages, plus pre-judgment interest estimated to be $2.6 million that we recorded in 2007. During 2008 we recorded an additional provision of approximately $17.5 million for potential additional infringement damages and interest.

The court conducted a bench trial in November 2008, regarding our equitable defenses; and we filed a motion for reconsideration of the court’s earlier denial of our motion for Judgment as a Matter of Law (JMOL). Our motion for JMOL was based largely upon a clarification in the standard for a finding of joint infringement articulated by the Federal Circuit in the case of Muniauction, Inc. v. Thomson Corp. (the Muniauction Case), released after the court denied our initial motion for JMOL. On April 24, 2009 the court issued its order and memorandum setting aside the adverse jury verdict and ruling that we do not infringe Akamai’s ‘703 patent and that we are entitled to judgment as a matter of law. Based upon the court’s April 24, 2009 order we have reversed the provision for litigation relating to this matter as we no longer believe that payment of any amounts represented by the litigation provision is probable. Akamai appealed the judgment, and on June 7, 2010 the United States Court of Appeals for the Federal Circuit heard oral argument on this matter. On December 20, 2010 the Court of Appeals for the Federal Circuit affirmed the District Court’s grant of our motion for judgment as a matter of law. Akamai filed a motion with the Court of Appeals for the Federal Circuit seeking rehearing and rehearing en banc on February 18, 2011. We believe that we do not infringe Akamai’s patents and will continue to vigorously defend our position; however, we cannot provide any assurance that the Court will not reverse its decision. An adverse ruling could seriously impact our ability to conduct our business and to offer our products and services to our customers. A permanent injunction could prevent us from operating our CDN to deliver certain types of traffic, which could impact the viability of our business. Any adverse ruling, in turn, would harm our revenue, market share, reputation, liquidity and overall financial position.

In January 2009, in a patent infringement lawsuit filed against us by Level 3 Communications LLC, or Level 3, a jury returned a verdict finding that we did not infringe any of the claims of the patents at issue in that case. The court denied Level 3’s subsequent motion for JMOL or alternatively for a new trial, and entered judgment in our favor.

Level 3 appealed that decision. On May 3, 2010 the United States Court of Appeals for the Federal Circuit heard oral argument on this matter, and on May 5, 2010 the court affirmed the District Court judgment in our favor. Level 3 filed motion for rehearing and rehearing en banc, which was denied. We consider this matter successfully concluded.

In August 2007, we, certain of our officers and directors, and the firms that served as the lead underwriters in our initial public offering were named as defendants in several purported class action lawsuits. These lawsuits have been consolidated into a single lawsuit in United States District Court for the District of Arizona. The consolidated complaint asserts causes of action under Sections 11, 12 and 15 of the Securities Act of 1933, as amended, on behalf of a professed class consisting of all those who were allegedly damaged as a result of acquiring our common stock in our initial public offering (IPO) between June 8, 2007 and August 8, 2007. The complaint seeks compensatory damages and plaintiffs’ costs and expenses in the litigation. The complaint alleges, among other things, that we omitted and/or misstated certain facts concerning the seasonality of our business and the loss of revenue with respect to certain customers. On March 17, 2008, we and the individual defendants moved to dismiss all of the plaintiffs’ claims, and a hearing was held on this motion on June 16, 2008. On August 8, 2008, the court granted the motion to dismiss, dismissing plaintiffs’ claims under Section 12 with prejudice and granting leave to amend the claims under Sections 11 and 15. Plaintiffs chose not to amend the claims under Sections 11 and 15, and on August 29, 2008 the court entered judgment in favor of us. On September 5, 2008, plaintiffs filed a notice of appeal, and appellate briefs were filed by the parties in January and February 2009. We do have in place directors and officers liability insurance and notice of this matter has been given to the insurance carriers. The insurance has reimbursed certain of the expenses incurred by us in defending this action. In November 2009 the parties entered into a Memorandum of Understanding to settle this lawsuit for an amount well within the coverage limits of the primary carrier of our directors and officers liability insurance, and on October 29, 2010, the parties entered into a settlement agreement consistent with the terms of the Memorandum of Understanding, which will require court approval. A hearing before the Federal District Court is currently scheduled for March 11, 2011. We anticipate court approval of the settlement. Although we believe that we and the individual defendants have meritorious defenses to the claims made in the complaint, there can be no assurance at this time that the settlement will be approved by the court, or otherwise completed. If we receive an adverse ruling with respect to the approval of the settlement in this case and we subsequently receive an adverse judgment which exceeds the amount of our directors and officers liability insurance coverage or that insurance is not available to satisfy the judgment, such a ruling could harm our liquidity and overall financial position.

We may need to defend our intellectual property and processes against patent or copyright infringement claims, which would cause us to incur substantial costs and threaten our ability to do business.

Companies, organizations or individuals, including our competitors, may hold or obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to make, use or sell our services or develop new services, which could make it more difficult for us to operate our business. From time to time, we may receive inquiries from holders of patents inquiring whether we infringe their proprietary rights. Companies holding Internet-related patents or other intellectual property rights are increasingly bringing suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, many of our agreements with customers require us to indemnify such customers for third-party intellectual property infringement claims against them. Pursuant to such agreements, we may be required to defend such customers against certain claims which could cause us to incur additional significant costs. Any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources. See “Legal Proceeding” in Part II, Item 1 of our most recent quarterly report on Form 10-Q incorporated by reference into this prospectus. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

¡	cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

¡	pay substantial damages;

¡	obtain a license from the holder of the infringed intellectual property right, which license may or may not be available on reasonable terms or at all; or

¡	redesign products or services.

If we are forced to take any of these actions, our business may be seriously harmed. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business and operating results could be harmed.

We use certain “open-source” software the use of which could result in our having to distribute our proprietary software, including our source code, to third parties on unfavorable terms which could materially affect our business.

Certain of our service offerings use software that is subject to open-source licenses. Open-source code is software that is freely accessible, usable and modifiable. Certain open-source code is governed by license agreements, the terms of which could require users of such open-source code to make any derivative works of such open-source code available to others on unfavorable terms or at no cost. Because we use open-source code, we may be required to take remedial action in order to protect our proprietary software. Such action could include replacing certain source code used in our software, discontinuing certain of our products or taking other actions that could divert resources away from our development efforts.

In addition, the terms relating to disclosure of derivative works in many open-source licenses are unclear. We periodically review our compliance with the open-source licenses we use and do not believe we will be required to make our proprietary software freely available. However, if a court interprets one or more such open-source licenses in a manner that is unfavorable to us, we could be required to make our software available at no cost.

We currently face competition from established competitors and may face competition from others in the future.

We compete in markets that are intensely competitive, rapidly changing and characterized by constantly declining prices and vendors offering a wide range of content delivery solutions. We have experienced and expect to continue to experience increased competition, and particularly aggressive price competition. Many of our current competitors, as well as a number of our potential competitors, have longer operating histories, greater name recognition, broader customer relationships and industry alliances and substantially greater financial, technical and marketing resources than we do. As a consequence of the competitive dynamics in our market we have experienced reductions in our prices, which in turn adversely affect our revenue, gross margin and operating results.

Our primary competitors include content delivery service providers such as Akamai, Level 3 Communications, AT&T, CDNetworks and Internap Network Services Corporation, which acquired VitalStream. Also, as a result of the growth of the content delivery market, a number of companies have recently entered or are currently attempting to enter our market, either directly or indirectly, some of which may become significant competitors in the future. Our largest value-added service, the EyeWonder brand, faces formidable competition in every aspect of our business from other companies that provide solutions and services similar to those offered by us. Currently, the EyeWonder business unit’s primary competitors are DoubleClick, Eyeblaster, Pointroll, a subsidiary of Gannett, and Atlas. DoubleClick is owned by Google and Atlas is part of the Microsoft Advertising portfolio. DoubleClick and Atlas offer solutions and services similar to those offered by us and compete directly with us. We expect that Google and Microsoft will use their substantial financial and engineering resources to expand the DoubleClick and Atlas businesses and increase their ability to compete with us. We believe that both Google and Microsoft have a greater ability to attract and retain customers due to numerous competitive advantages, including their ability to offer and provide their marketing and advertising customers with a significantly broader range of related solutions and services than us. Google and Microsoft may use their experience and resources to compete with us in a variety of ways, including through acquisitions of competitors or related businesses, and could also use campaign management solutions as a loss leader or provide campaign management solutions without charge or below cost in order to encourage customers to use their other product offerings. The EyeWonder business unit also faces significant competition from rich-media solutions companies such as Unicast (a DG FastChannel company) and UK-based Flashtalking, as well as ad serving companies such as Zedo and CheckM8. In addition, we may experience competition from companies that provide web analytics or web intelligence. Other companies, such as Yahoo!, also are developing campaign management solutions.

Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Given the relative ease by which customers typically can switch among providers, differentiated offerings or pricing by competitors could lead to a rapid loss of customers. Some of our current or potential competitors may bundle their offerings with other services, software or hardware in a manner that may discourage content providers from purchasing the services that we offer. In addition, as we expand internationally, we face different market characteristics and competition with local content delivery service providers, many of which are very well positioned within their local markets. Increased competition could result in price reductions and revenue shortfalls, loss of customers and loss of market share, which could harm our business, financial condition and results of operations.

If we fail to manage future growth effectively, we may not be able to market and sell our services successfully.

Our future operating results depend to a large extent on our ability to manage expansion and growth successfully. Risks that we face in undertaking this expansion include: training new sales personnel to become productive and generate revenue; forecasting revenue; controlling expenses and investments in anticipation of expanded operations; implementing and enhancing our content delivery network, or CDN, and administrative infrastructure systems and processes; addressing new markets; and expanding international operations. A failure to manage our growth effectively could materially and adversely affect our ability to market and sell our products and services.

If we fail to maintain proper and effective internal controls or fail to implement our controls and procedures with respect to acquired or merged operations, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and investors’ views of us.

We must ensure that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis. We are required to spend considerable effort on establishing and maintaining our internal controls, which is costly and time-consuming and needs to be re-evaluated frequently.

We have only operated as a public company since June 2007 and we will continue to incur significant legal, accounting and other expenses as we comply with the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and the Nasdaq Stock Market’s Global Select Market. These rules impose various requirements on public companies, including requiring changes in corporate governance practices, increased reporting of compensation arrangements and other requirements. Our management and other personnel will continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include in our annual report our assessment of the effectiveness of our internal control over financial reporting and our audited financial statements as of the end of each fiscal year. Furthermore, our independent registered public accounting firm, Ernst & Young LLP, (E&Y), is required to report on whether it believes we maintained, in all material respects, effective internal control over financial reporting as of the end of the year. We successfully completed our assessment and obtained E&Y’s attestation as to the effectiveness of our internal control over financial reporting as of December 31, 2009 and 2008, respectively. Our continued compliance with Section 404 will require that we incur substantial expense and expend significant management time on compliance related issues, including our efforts in implementing controls and procedures related to acquired or merged operations. We currently do not have an internal audit group and use an international accounting firm to assist us with our assessment of the effectiveness of our internal controls over financial reporting. In future years, if we fail to timely complete this assessment, or if E&Y cannot timely attest, there may be a loss of public confidence in our internal controls, the market price of our stock could decline and we could be subject to regulatory sanctions or investigations by the Nasdaq Stock Market’s Global Select Market, the SEC or other regulatory authorities, which would require additional financial and management resources. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to timely meet our regulatory reporting obligations.

We may lose customers if they elect to develop content delivery solutions internally.

Our customers and potential customers may decide to develop their own CDN solutions rather than outsource these solutions to content delivery services providers like us. This is particularly true as our customers increase their operations and begin expending greater resources on delivering their content using third party solutions. If we fail to offer CDN services that are competitive to in-sourced solutions, we may lose additional customers or fail to attract customers that may consider pursuing this in-sourced approach, and our business and financial results would suffer.

We may lose customers if they are unable to build business models that effectively monetize delivery of their content.

Some of our customers will not be successful in selling advertising or otherwise monetizing the content we deliver on their behalf and consequently may not be successful in creating a profitable business model. This will result in some of our customers discontinuing their Internet or web-based business operations and discontinuing use of our services and products. Further, weakness and related uncertainty in the global financial markets and economy—which has included, among other things, significant reductions in available capital and liquidity from banks and other providers of credit, substantial reductions and/or fluctuations in equity and currency values worldwide and concerns that the worldwide economy may be in a prolonged recessionary period—may materially adversely impact our customers’ access to capital or willingness to spend capital on our services or in some cases, ultimately cause the customer to file for protection from creditors under applicable insolvency or bankruptcy laws or simply go out of business. This uncertainty may also impact our customers’ levels of cash liquidity, which could affect their ability or willingness to timely pay for services that they will order or have already ordered from us. From time to time we discontinue service to customers for non-payment of services. We expect further customers may discontinue operations or not be willing or able to pay for services that they have ordered from us. Further loss of customers may adversely affect our financial results.

Rapidly evolving technologies or new business models could cause demand for our CDN services to decline or could cause these services to become obsolete.

Customers or third parties may develop technological or business model innovations that address content delivery requirements in a manner that is, or is perceived to be, equivalent or superior to our CDN services. If competitors introduce new products or services that compete with or surpass the quality or the price/performance of our services, we may be unable to renew our agreements with existing customers or attract new customers at the prices and levels that allow us to generate attractive rates of return on our investment. For example, one or more third parties might develop improvements to current peer-to-peer technology, which is a technology that relies upon the computing power and bandwidth of its participants, such that this technological approach is better able to deliver content in a way that is competitive to our CDN services, or even makes CDN services obsolete. We may not anticipate such developments and may be unable to adequately compete with these potential solutions. In addition, our customers’ business models may change in ways that we do not anticipate and these changes could reduce or eliminate our customers’ needs for CDN services. If this occurred, we could lose customers or potential customers, and our business and financial results would suffer. As a result of these or similar potential developments, in the future it is possible that competitive dynamics in our market may require us to reduce our prices, which could harm our revenue, gross margin and operating results.

If we are unable to sell our services at acceptable prices relative to our costs, our revenue and gross margins will decrease, and our business and financial results will suffer.

Prices for CDN services have fallen in recent years and are likely to fall further in the future. We have invested significant amounts in purchasing capital equipment to increase the capacity of our CDN services. For example, in 2007, 2008 and 2009 we invested $22.3 million, $17.4 million and $20.4 million, respectively, in capital expenditures primarily for computer equipment associated with the build-out and expansion of our CDN. For the nine month period ended September 30, 2010, we invested $25.4 million. Our investments in our infrastructure are based upon our assumptions regarding future demand and also prices that we will be able to charge for our services. These assumptions may prove to be wrong. If the price that we are able to charge customers to deliver their content falls to a greater extent than we anticipate, if we over-estimate future demand for our services or if our costs to deliver our services do not fall commensurate with any future price declines, we may not be able to achieve acceptable rates of return on our infrastructure investments and our gross profit and results of operations may suffer dramatically.

During 2011, as we further expand our CDN services and begin to refresh our network equipment, we expect our capital expenditures to be approximately 16% to 18% of total revenue. As a consequence, we are dependent on significant future growth in demand for our services to provide the necessary gross profit to pay these additional expenses. If we fail to generate significant additional demand for our services, our results of operations will suffer and we may fail to achieve planned or expected financial results. There are numerous factors that could, alone or in combination with other factors, impede our ability to increase revenue, moderate expenses or maintain gross margins, including:

¡	failure to increase sales of our core services;

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increases in electricity, bandwidth and rack space costs or other operating expenses, and failure to achieve decreases in these costs and expenses relative to decreases in the prices we can charge for our services and products;

¡	inability to maintain our prices relative to our costs;

¡	failure of our current and planned services and software to operate as expected;

¡	loss of any significant customers or loss of existing customers at a rate greater than our increase in new customers or our sales to existing customers;

¡	failure to increase sales of our services to current customers as a result of their ability to reduce their monthly usage of our services to their minimum monthly contractual commitment;

¡	failure of a significant number of customers to pay our fees on a timely basis or at all or failure to continue to purchase our services in accordance with their contractual commitments; and

¡	inability to attract high quality customers to purchase and implement our current and planned services.

If we are unable to develop new services and enhancements to existing services or fail to predict and respond to emerging technological trends and customers’ changing needs, our operating results may suffer.

The market for our CDN and value-added services is characterized by rapidly changing technology, evolving industry standards and new product and service introductions. Our operating results depend on our ability to predict user preferences or industry changes, and modify our solutions and services on a timely basis or develop and introduce new services into existing and emerging markets. The process of developing new technologies is complex and uncertain. We must commit significant resources to developing new services or enhancements to our existing services before knowing whether our investments will result in services the market will accept. Furthermore, we may not execute successfully our technology initiatives because of errors in planning or timing, technical hurdles that we fail to overcome in a timely fashion, misunderstandings about market demand or a lack of appropriate resources. As prices for CDN continue to fall, we will increasingly rely on new product offerings and other value-added services to maintain or increase our gross margins. Failures in execution or market acceptance of new services we introduce could result in competitors providing those solutions before we do, which could lead to loss of market share, revenue and earnings.

Advertisers may not find Internet advertising effective and may reduce their allocations of advertisement spending on Internet campaigns.

Most large advertisers have fixed advertising budgets, a very small portion of which is allocated to Internet advertising. The future success of our EyeWonder business depends highly on an increase in the use of the Internet, the commitment of advertisers and advertising agencies to the Internet as an advertising and marketing medium, the advertisers’ implementation of advertising campaigns, and the willingness of current or potential customers to outsource their Internet advertising and marketing needs. If the market for Internet advertising or marketing deteriorates, or develops more slowly than we expect, our business could suffer. The market for Internet advertising and marketing is relatively new and rapidly evolving, and we expect that large advertisers will continue to focus most of their advertising efforts on traditional media. Advertisers, including current and potential customers, may also find Internet advertising or marketing to be less effective than traditional media advertising or marketing methods for promoting their products and services, and therefore may decrease the portion of their budget allocated to Internet advertising or may shift their advertising away from the Internet. Even if Internet advertising increases in the aggregate, if display advertising does not increase, the market for our products and services may not continue to be viable and our revenues may decrease. If we fail to convince these companies to spend a portion of their advertising budgets with us to advertise online, or if our existing advertisers reduce the amount they spend on its services, our business, financial condition or results of operations could be materially adversely affected.

Our EyeWonder business may be adversely affected by cyclicality or an extended downturn in the United States or worldwide economy in or related to the industries we serve.

Revenues for our EyeWonder business unit are generated primarily from providing online campaign management solutions and services to advertising agencies and advertisers across digital media channels and a variety of formats. Demand for these services tends to be tied to economic cycles, reflecting overall economic conditions as well as budgeting and buying patterns. Following the recent negative developments in the world economy, several agency and analyst organizations now predict that the growth in online advertising will be slower than previously expected. We cannot provide assurance that advertising budgets and expenditures by advertising agencies and advertisers will not decline in any given period or that advertising spending will not be diverted to more traditional media or other online marketing products and services, which would lead to a decline in the demand for our campaign management solutions and services. A decline in the economic prospects of advertisers or the economy in general could alter current or prospective customers’ spending priorities. As a result, our revenues may not increase or may decline significantly in any given period.

Consolidation of Internet advertising networks, web portals, Internet search engine sites and web publishers may impair our ability to serve advertisements and to collect campaign data, and could lead to a loss of significant customers.

The growing trend of consolidation of Internet advertising networks, web portals, Internet search engine sites and web publishers, and increasing industry presence of a small number of large companies, such as Google and Microsoft, could harm our business. We currently are able to serve, track and manage advertisements for our customers in a variety of networks and websites. Concentration of advertising networks or any disruption in our relationship with our publishers could substantially impair our ability to serve advertisements if networks or websites decide not to permit us to serve, track or manage advertisements on their websites, if publishers develop ad placement systems that are not compatible with our systems, or if they use their market power to force their customers to use certain vendors on their networks or websites. These networks or websites also could prohibit or limit our aggregation of advertising campaign data if they use technology that is not compatible with our technology. In addition, concentration of desirable advertising space in a small number of networks and websites could result in pricing pressures and diminish the value of our advertising campaign data, as the value of this data depends to some degree on the continuous aggregation of data from advertising campaigns on a variety of different advertising networks and websites. Additionally, major networks and publishers can terminate our ability to serve advertisements on their properties on short notice. If we are no longer able to serve, track and manage advertisements on a variety of networks and websites, our offerings will be significantly impacted.

Our EyeWonder business depends on a strong brand reputation, and if we are not able to maintain and enhance our brand, our business will suffer.

We believe that maintaining and enhancing the “EyeWonder” brand is critical to expanding our base of customers and maintaining brand loyalty among customers, particularly in North America where brand perception can impact the competitive position in other markets worldwide, and that the importance of brand recognition will increase due to the growing number of competitors providing similar services and solutions. Maintaining and enhancing our brand may require us to make substantial investments in research and development and in the marketing of our solutions and services and these investments may not be successful. If we fail to promote and maintain the “EyeWonder” brand, or if we incur excessive expenses in this effort, our business and results of operations could be adversely impacted. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to be a technology leader and to continue to provide high quality solutions and services, which we may not do successfully.

New advertisement blocking technologies could limit or block the delivery or display of advertisements by our service offerings, which could undermine the viability of our business.

Advertisement blocking technologies, such as “filter” software programs, that can limit or block the delivery or display of advertisements delivered through our service offerings are currently available for Internet users and are continuing to be developed. If these technologies become widespread, the commercial viability of the current Internet advertisement model may be undermined. As a result, ad-blocking technology could, in the future, have a material adverse affect on our business, financial condition and results of operations.

More individuals are using non-personal computer devices to access the Internet, and the solutions developed for these devices may not be widely deployed.

The number of people who access the Internet through devices other than personal computers (PCs), including mobile devices, game consoles and television set-top devices, has increased dramatically in the past few years. The lower resolution, functionality and memory associated with alternative devices make the use of our service offerings through these devices more difficult and potentially less effective. If we are unable to deliver our service offerings to a substantial number of alternative device users or if we are slow to develop services and technologies that are more compatible with non-PC Internet-enabled devices, we will fail to capture a significant share of an increasingly important portion of the market. Such a failure could limit our ability to compete effectively in an industry that is rapidly growing and changing.

Our EyeWonder business may be adversely affected by malicious third-party software applications that interfere with the function of our technology.

Our EyeWonder business may be adversely affected by malicious software applications that make changes to Internet users’ computers and interfere with our technology. These applications may attempt to change the users’ experience in using our services, including altering or replacing advertisements delivered by our platform, changing configurations of our user interface, or otherwise interfering with our ability to deliver advertisements to users’ devices. The interference may occur without disclosure to or consent from users, resulting in a negative experience that users may associate with our services. If our efforts to combat these malicious software applications are unsuccessful, our reputation may be harmed and the communications with certain users on behalf of our customers could be impaired. This could result in a decline in usage of our services and corresponding revenues, which would have a material adverse effect on our business, financial condition and results of operations.

If we fail to detect click-through fraud or other invalid clicks, we could lose the confidence of our advertisers, thereby causing our business to suffer.

We are exposed to the risk of fraudulent clicks and other invalid clicks on advertisements delivered by us from a variety of potential sources. Invalid clicks are clicks that we have determined are not intended by the user to link to the underlying content, such as inadvertent clicks on the same ad twice and clicks resulting from click fraud. Click fraud occurs when a user intentionally clicks on an ad displayed on a web site for a reason other than to view the underlying content. These types of fraudulent activities could harm our business and brand. If fraudulent clicks are not detected, the data that our solutions provide to customers may be less reliable and the affected advertisers may lose confidence in our solutions to deliver a return on their investment. If advertisers become dissatisfied with our solutions, they may choose to do business with our competitors or reduce their Internet advertising spending.

We depend on a limited number of customers for a substantial portion of our revenue in any fiscal period, and the loss of, or a significant shortfall in demand from these customers could significantly harm our results of operations.

During any given fiscal period, a relatively small number of customers typically account for a significant percentage of our revenue. For example, in 2009, sales to our top 10 customers, in terms of revenue, accounted for approximately 36% of our total revenue. For the nine month period ended September 30, 2010, sales to our top ten customers, in terms of revenue, accounted for approximately 30% of our total revenue. During 2009 one of these top 10 customers, Microsoft, represented approximately 14% of our total revenue for that period. For the nine month period ended September 30, 2010, we had no customer who represented more than 10% of our total revenue. Microsoft, and other large customers, may not continue to be as significant going forward as they have been in the past. During 2011 we anticipate that our revenue from Microsoft will decline from that earned in 2010 and as a percent of our total revenue. In the past, the customers that comprised our top 10 customers have continually changed, and we also have experienced significant fluctuations in our individual customers’ usage of our services. As a consequence, we may not be able to adjust our expenses in the short term to address the unanticipated loss of a large customer during any particular period. As such, we may experience significant, unanticipated fluctuations in our operating results which may cause us to not meet our expectations or those of stock market analysts, which could cause our stock price to decline.

If we are unable to attract new customers or to retain our existing customers, our revenue could be lower than expected and our operating results may suffer.

In addition to adding new customers, to increase our revenue, we must sell additional services to existing customers and encourage existing customers to increase their usage levels. If our existing and prospective customers do not perceive our services to be of sufficiently high value and quality, we may not be able to retain our current customers or attract new customers. We sell our services pursuant to service agreements that generally include some form of financial minimum commitment. Our customers have no obligation to renew their contracts for our services after the expiration of their initial commitment, and these service agreements may not be renewed at the same or higher level of service, if at all. Moreover, under some circumstances, some of our customers have the right to cancel their service agreements prior to the expiration of the terms of their agreements. This fact, in addition to the changing competitive landscape in our market, means that we cannot accurately predict future customer renewal rates or usage rates. Our customers’ renewal rates may decline or fluctuate as a result of a number of factors, including:

¡	their satisfaction or dissatisfaction with our services;

¡	the prices of our services;

¡	the prices of services offered by our competitors;

¡	discontinuation by our customers of their Internet or web-based content distribution business;

¡	mergers and acquisitions affecting our customer base; and

¡	reductions in our customers’ spending levels.

If our customers do not renew their service agreements with us or if they renew on less favorable terms, our revenue may decline and our business will suffer. Similarly, our customer agreements often provide for minimum commitments that are often significantly below our customers’ historical usage levels. Consequently, even if we have agreements with our customers to use our services, these customers could significantly curtail their usage without incurring any penalties under our agreements. In this event, our revenue would be lower than expected and our operating results could suffer.

It also is an important component of our growth strategy to market our CDN services to industries, such as enterprise and the government. As an organization, we do not have significant experience in selling our services into these markets. We have only recently begun a number of these initiatives, and our ability to successfully sell our services into these markets to a meaningful extent remains unproven. If we are unsuccessful in such efforts, our business, financial condition and results of operations could suffer.

Our results of operations may fluctuate in the future. As a result, we may fail to meet or exceed the expectations of securities analysts or investors, which could cause our stock price to decline.

Our results of operations may fluctuate as a result of a variety of factors, many of which are outside of our control. If our results of operations fall below the expectations of securities analysts or investors, the price of our common stock could decline substantially. In addition to the effects of other risks discussed in this section, fluctuations in our results of operations may be due to a number of factors, including:

¡	our ability to increase sales to existing customers and attract new customers to our CDN and value-added services;

¡	the addition or loss of large customers, or significant variation in their use of our CDN and value-added services;

¡	costs associated with current or future intellectual property lawsuits and other lawsuits;

¡	service outages or security breaches;

¡	the amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure;

¡	the timing and success of new product and service introductions by us or our competitors;

¡

the occurrence of significant events in a particular period that result in an increase in the use of our CDN and value-added services, such as a major media event or a customer’s online release of a new or updated video game;

¡	changes in our pricing policies or those of our competitors;

¡	the timing of recognizing revenue;

¡	limitations of the capacity of our content delivery network and related systems;

¡	the timing of costs related to the development or acquisition of technologies, services or businesses;

¡

general economic, industry and market conditions (such as the fluctuations experienced in the stock and credit markets during the recent deterioration of global economic conditions) and those conditions specific to Internet usage;

¡	limitations on usage imposed by our customers in order to limit their online expenses; and

¡	geopolitical events such as war, threat of war or terrorist actions.

Additionally, the operating results for our EyeWonder business unit have historically fluctuated on a quarterly basis due to the seasonal nature of brand-oriented advertising on the Internet, and we expect this fluctuation to continue. The fourth calendar quarter is typically the strongest, and the first quarter is often the weakest quarter for the EyeWonder business unit. The increase in revenue in the fourth quarter is primarily the result of heavy advertising and online shopping during November and December due to the holidays. The drop in revenues in the first quarter is linked to the drop in online advertising and shopping that occurs at the beginning of each year. We believe that cyclicality and seasonality may have a more pronounced effect on our EyeWonder business unit’s operating results in the future, as its growth slows. Our EyeWonder business unit’s operating expenses are relatively fixed in the near term. As a result, we cannot quickly react to changes in revenue and therefore, changes in revenue could lead to changes in our operating results.

We believe that our revenue and results of operations may vary significantly in the future and that period-to-period comparisons of our operating results may not be meaningful. You should not rely on the results of one period as an indication of future performance.

After being profitable in 2004 and 2005, we were unprofitable in 2006, 2007 and 2008, and would have been unprofitable in 2009, had we not reversed a significant reserve for litigation, primarily due to increased stock-based compensation expense and litigation costs, which could affect our ability to achieve and maintain profitability in the future.

Our adoption of ASC 718 (formerly FAS 123R) in 2006 substantially increased the amount of share-based compensation expense we record and has had a significant impact on our results of operations. After being profitable in 2004 and 2005, we were unprofitable in 2006, 2007 and 2008 partially due to an increase in our share-based compensation expense which increased from $0.1 million in 2005 to $9.2 million in 2006, to $18.9 million in 2007 to $18.1 million in 2008. We were profitable in 2009, due to the reversal of a significant reserve for litigation; however our share-based compensation was still significant at $17.5 million for the year. This significant amount of share-based compensation expense reflects an increase in the level of stock options, restricted stock and restricted stock unit (RSU) grants. Our unrecognized share-based compensation expense totaled $31.0 million at September 30, 2010, of which we expect to amortize $4.5 million during the remainder of 2010, $13.1 million in 2011 and the remainder thereafter based upon the scheduled vesting of the options, restricted stock and RSUs outstanding at that time. The increased share-based compensation expense could adversely affect our ability to achieve and maintain profitability in the future. In 2006, we were sued by Akamai and MIT alleging infringement of certain patents. In December 2007, we were sued by Level 3 Communications alleging infringement of certain patents. We have incurred, and will continue to incur, significant costs associated with litigation. These costs were $3.1 million, $7.3 million, $20.8 million and $5.4 million, respectively, in 2006, 2007, 2008 and 2009, respectively. For the nine month period ended September 30, 2010, we incurred $2.1 million in litigation costs. These costs may continue to be significant during 2010.

We generate our revenue primarily from the sale of CDN services, and the failure of the market for these services to expand as we expect or the reduction in spending on those services by our current or potential customers would seriously harm our business.

While we offer our customers a number of services associated with our CDN, we generated the majority of our revenue in 2007, 2008, 2009 and 2010 from charging our customers for the content delivered on their behalf through our CDN services. We are subject to an elevated risk of reduced demand for these services. Furthermore, if the market for delivery of rich media content in particular does not continue to grow as we expect or grows more slowly, then we may fail to achieve a return on the significant investment we are making to prepare for this growth. Our success, therefore, depends on the continued and increasing reliance on the Internet for delivery of media content and our ability to cost-effectively deliver these services. Factors that may have a general tendency to limit or reduce the number of users relying on the Internet for media content or the number of providers making this content available online include a general decline in Internet usage, litigation involving our customers and third party restrictions on online content, including copyright restrictions, digital rights management and restrictions in certain geographic regions, as well as a significant increase in the quality or fidelity of offline media content beyond that available online to the point where users prefer the offline experience. The influence of any of these factors may cause our current or potential customers to reduce their spending on CDN services, which would seriously harm our operating results and financial condition.

Many of our significant current and potential customers are pursuing emerging or unproven business models which, if unsuccessful, could lead to a substantial decline in demand for our CDN services.

Because the proliferation of broadband Internet connections and the subsequent monetization of content libraries for distribution to Internet users are relatively recent phenomena, many of our customers’ business models that center on the delivery of rich media and other content to users remain unproven. For example, social media companies have been among our top recent customers and are pursuing emerging strategies for monetizing the user content and traffic on their web sites. Our customers will not continue to purchase our CDN services if their investment in providing access to the media stored on or deliverable through our CDN services does not generate a sufficient return on their investment. A reduction in spending on CDN services by our current or potential customers would seriously harm our operating results and financial condition.

Our business will be adversely affected if we are unable to protect our intellectual property rights from unauthorized use or infringement by third parties.

We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. These legal protections afford only limited protection, and we have only one currently issued patent. Monitoring infringement of our intellectual property rights is difficult, and we cannot be certain that the steps we have taken will prevent unauthorized use of our intellectual property rights. We have applied for patent protection in a number of foreign countries, but the laws in these jurisdictions may not protect our proprietary rights as fully as in the United States. Furthermore, we cannot be certain that any pending or future patent applications will be granted, that any future patent will not be challenged, invalidated or circumvented, or that rights granted under any patent that may be issued will provide competitive advantages to us.

Any unplanned interruption in the functioning of our network or services or attacks on our internal information technology systems could lead to significant costs and disruptions that could reduce our revenue and harm our business, financial results and reputation.

Our business is dependent on providing our customers with fast, efficient and reliable distribution of application and CDN services over the Internet. Many of our customers depend primarily or exclusively on our services to operate their businesses. Consequently, any disruption of our services could have a material impact on our customers’ businesses. Our network or services could be disrupted by numerous events, including natural disasters, failure or refusal of our third party network providers to provide the necessary capacity, failure of our software or CDN delivery infrastructure and power losses. In addition, we deploy our servers in third party co-location facilities, and these third-party co-location providers could experience system outages or other disruptions that could constrain our ability to deliver our services. We may also experience disruptions caused by software viruses or other attacks by unauthorized users.

While we have not experienced any significant, unplanned disruption of our services to date, our CDN may fail in the future. Despite our significant infrastructure investments, we may have insufficient communications and server capacity to address these or other disruptions, which could result in interruptions in our services. Any widespread interruption of the functioning of our CDN and value-added services for any reason would reduce our revenue and could harm our business and financial results. If such a widespread interruption occurred or if we failed to deliver content to users as expected during a high-profile media event, game release or other well-publicized circumstance, our reputation could be damaged severely. Moreover, any disruptions could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones, either of which could harm our business and results of operations.

We may have difficulty scaling and adapting our existing architecture to accommodate increased traffic and technology advances or changing business requirements, which could lead to the loss of customers and cause us to incur unexpected expenses to make network improvements.

Our CDN services are highly complex and are designed to be deployed in and across numerous large and complex networks. Our network infrastructure has to perform well and be reliable for us to be successful. The greater the user traffic and the greater the complexity of our products and services, the more resources we will need to invest in additional infrastructure and support. Further, as a result of the adverse jury verdict in February 2008 in the Akamai Technologies, Inc. v. Limelight Networks, Inc. lawsuit, which verdict was overturned by the court’s April 24, 2009 order granting our motion for judgment as a matter of law, we made significant investment in designing and implementing changes to our CDN architecture in order to implement our CDN services in a manner we believe does not infringe the claims of Akamai’s ‘703 patent as alleged in the February 2008 trial. We have spent and expect to continue to spend substantial amounts on the purchase and lease of equipment and data centers and the upgrade of our technology and network infrastructure to handle increased traffic over our network, implement changes to our CDN architecture and to roll out new products and services. This expansion is expensive and complex and could result in inefficiencies, operational failures or defects in our network and related software. If we do not implement such changes or expand successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and user experience could decline. From time to time, we have needed to correct errors and defects in our software or in other aspects of our CDN. In the future, there may be additional errors and defects that may harm our ability to deliver our services, including errors and defects originating with third party networks or software on which we rely. These occurrences could damage our reputation and lead us to lose current and potential customers. We must continuously upgrade our infrastructure in order to keep pace with our customers’ evolving demands. Cost increases or the failure to accommodate increased traffic or these evolving business demands without disruption could harm our operating results and financial condition.

Our operations are dependent in part upon communications capacity provided by third party telecommunications providers. A material disruption of the communications capacity we have leased could harm our results of operations, reputation and customer relations.

We lease private line capacity for our backbone from a third party provider, Global Crossing Ltd, or Global Crossing. Our contracts for private line capacity with Global Crossing generally have terms of three to four years. In January and September 2009, we amended our agreement with Global Crossing to enhance the private line capacity for our backbone. The communications capacity we have leased may become unavailable for a variety of reasons, such as physical interruption, technical difficulties, contractual disputes, or the financial health of our third party provider. As it would be time consuming and expensive to identify and obtain alternative third party connectivity, we are dependent on Global Crossing in the near term. Financial failure of Global Crossing could jeopardize utilization of the service fees pre-paid by us under our agreement with Global Crossing. Additionally, as we grow, we anticipate requiring greater private line capacity than we currently have in place. If we are unable to obtain such capacity on terms commercially acceptable to us or at all, our business and financial results would suffer. We may not be able to deploy on a timely basis enough network capacity to meet the needs of our customer base or effectively manage demand for our services.

Our business depends on continued and unimpeded access to third party controlled end-user access networks.

Our CDN services depend on our ability to access certain end-user access networks in order to complete the delivery of rich media and other online content to end-users. Some operators of these networks may take measures, such as the deployment of a variety of filters, that could degrade, disrupt or increase the cost of our or our customers’ access to certain of these end-user access networks by restricting or prohibiting the use of their networks to support or facilitate our services, or by charging increased fees to us, our customers or end-users in connection with our services. This or other types of interference could result in a loss of existing customers, increased costs and impairment of our ability to attract new customers, thereby harming our revenue and growth.

In addition, the performance of our infrastructure depends in part on the direct connection of our CDN to a large number of end-user access networks, known as peering, which we achieve through mutually beneficial cooperation with these networks. In some instances, network operators charge us for the peering connections. If a significant percentage of these network operators elected to no longer peer with our network platform, or were to charge us for these connections, the performance of our infrastructure could be diminished, our costs could increase and our business could suffer.

If our ability to deliver media files in popular proprietary content formats was restricted or became cost-prohibitive, demand for our CDN services could decline, we could lose customers and our financial results could suffer.

Our business depends on our ability to deliver media content in all major formats. If our legal right or technical ability to store and deliver content in one or more popular proprietary content formats, such as Adobe Flash or Windows Media, was limited, our ability to serve our customers in these formats would be impaired and the demand for our CDN services would decline by customers using these formats. Owners of propriety content formats may be able to block, restrict or impose fees or other costs on our use of such formats, which could lead to additional expenses for us and for our customers, or which could prevent our delivery of this type of content altogether. Such interference could result in a loss of existing customers, increased costs and impairment of our ability to attract new customers, which would harm our revenue, operating results and growth.

As part of our business strategy, we may acquire businesses or technologies and may have difficulty integrating these operations.

We may seek to acquire businesses or technologies that are complementary to our business. For example, in May 2009, we acquired substantially all of the assets of Kiptronic Inc., a developer of mobility and monetization solutions for content publishers, in January 2010, we acquired chors GmbH, an on-line and direct marketing solutions provider located in Germany, in April 2010, we acquired EyeWonder, Inc., a provider of interactive digital advertising products and services to advertisers, and in July 2010, we acquired Delve Networks, Inc., a provider of online video solutions to manage, publish, measure and monetize high quality video content on the Internet. Acquisitions involve a number of risks to our business, including the difficulty of integrating the operations and personnel of the acquired companies, the potential disruption of our ongoing business, the potential distraction of management, the possibility that our business culture and the business culture of the acquired companies will not be compatible, the difficulty of incorporating acquired technology and rights into our operations, expenses related to the acquisition and to the integration of the acquired companies, the impairment of relationships with employees and customers as a result of any integration of new personnel, risks related to the businesses of acquired companies that may continue to impact the businesses following the merger and potential unknown liabilities associated with acquired companies. Any inability to integrate operations or personnel in an efficient and timely manner could harm our results of operations.

In order to realize the expected benefits and synergies of our recent merger with EyeWonder, we must meet a number of significant challenges, including:

¡	integrating the management teams, strategies, cultures, technologies and operations of the two businesses;

¡	retaining and assimilating the key personnel of each company;

¡	retaining existing customers; and

¡	implementing and retaining uniform standards, controls, procedures, policies and information systems.

Until the completion of the merger on April 30, 2010, we and EyeWonder had operated independently. It is possible that the integration process could result in the loss of the technical skills and management expertise of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies due to possible cultural conflicts or differences of opinions on technical decisions and services. A failure to integrate the two organizations successfully could adversely affect our ability to maintain relationships with customers, suppliers and employees or to achieve the anticipated benefits of the merger. Even if we are able to integrate the EyeWonder business operations successfully, this integration may not result in the realization of the full benefits of synergies, cost savings, innovation and operational efficiencies that may be possible from this integration, and these benefits may not be achieved within a reasonable period of time.

We have little prior experience as a company in this complex process of acquiring and integrating businesses. If we are not successful in completing acquisitions that we may pursue in the future, we may be required to reevaluate our business strategy, and we may incur substantial expenses and devote significant management time and resources without a productive result. In addition, future acquisitions will require the use of our available cash or dilutive issuances of securities. Future acquisitions or attempted acquisitions could also harm our ability to achieve profitability. We may also experience significant turnover from the acquired operations or from our current operations as we integrate businesses.

If we are unable to retain our key employees and hire qualified sales and technical personnel, our ability to compete could be harmed.

Our future success depends upon the continued services of our executive officers and other key technology, sales, marketing and support personnel who have critical industry experience and relationships that they rely on in implementing our business plan. In particular, we are dependent on the services of our Chief Executive Officer, Jeffrey W. Lunsford and also our Chief Technical Officer, Nathan F. Raciborski. Neither of these officers nor any of our other key employees is bound by an employment agreement for any specific term. There is increasing competition for talented individuals with the specialized knowledge to deliver CDN services and this competition affects both our ability to retain key employees and hire new ones. The loss of the services of any of our key employees could disrupt our operations, delay the development and introduction of our services, and negatively impact our ability to sell our services.

We face risks associated with international operations that could harm our business.

We have operations in numerous foreign countries and may continue to expand our sales and support organizations internationally. As part of our growth strategy, we intend to expand our sales and support organizations internationally, as well as to further expand our international network infrastructure. We have limited experience in providing our services internationally and such expansion could require us to make significant expenditures, including the hiring of local employees, in advance of generating any revenue. As a consequence, we may fail to achieve profitable operations that will compensate our investment in international locations. In addition, expansion into international markets is important to the long-term success of our EyeWonder business, which has only limited experience with operations outside the United States. We are subject to a number of risks associated with international business activities that may increase our costs, lengthen our sales cycle and require significant management attention.

These risks include:

¡	increased expenses associated with sales and marketing, deploying services and maintaining our infrastructure in foreign countries;

¡	competition from local content delivery service providers, many of which are very well positioned within their local markets;

¡	challenges caused by distance, language and cultural differences;

¡	unexpected changes in regulatory requirements preventing us from operating our CDN or resulting in unanticipated costs and delays;

¡

interpretations of laws or regulations that would subject us to regulatory supervision or, in the alternative, require us to exit a country, which could have a negative impact on the quality of our services or our results of operations;

¡	longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

¡	corporate and personal liability for violations of local laws and regulations;

¡	currency exchange rate fluctuations;

¡	potentially adverse tax consequences;

¡	credit risk and higher levels of payment fraud; and

¡	foreign exchange controls that might prevent us from repatriating cash earned in countries outside the United States.

Internet-related and other laws relating to taxation issues, privacy and consumer protection and liability for content distributed over our network, could harm our business.

Laws and regulations that apply to communications and commerce conducted over the Internet are becoming more prevalent, both in the United States and internationally, and may impose additional burdens on companies conducting business online or providing Internet-related services such as ours. Increased regulation could negatively affect our business directly, as well as the businesses of our customers, which could reduce their demand for our services. For example, tax authorities abroad may impose taxes on the Internet-related revenue we generate based on where our internationally deployed servers are located. In addition, domestic and international taxation laws are subject to change. Our services, or the businesses of our customers, may become subject to increased taxation, which could harm our financial results either directly or by forcing our customers to scale back their operations and use of our services in order to maintain their operations. In addition, the laws relating to the liability of private network operators for information carried on or disseminated through their networks are unsettled, both in the United States and abroad. Network operators have been sued in the past, sometimes successfully, based on the content of material disseminated through their networks. We may become subject to legal claims such as defamation, invasion of privacy and copyright infringement in connection with content stored on or distributed through our network. In addition, our reputation could suffer as a result of our perceived association with the type of content that some of our customers deliver. If we need to take costly measures to reduce our exposure to these risks, or are required to defend ourselves against such claims, our financial results could be negatively affected.

Several other federal laws also could expose us to liability and impose significant additional costs on us. For example, the Digital Millennium Copyright Act has provisions that limit, but do not eliminate, our liability for the delivery of customer content that infringe copyrights or other rights, so long as we comply with the statutory requirements of the Act. In addition, the Children’s Online Privacy Protection Act restricts the ability of online services to collect information from minors and the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Compliance with these laws and regulations is complex and any failure on our part to comply with these regulations may subject us to additional liabilities.

Privacy concerns could lead to legislative and other limitations on our ability to collect usage data from Internet users, including limitations on our use of cookie or conversion tag technology and user profiling, which is crucial to our ability to provide services to our customers.

Our ability to conduct targeted advertising campaigns and compile data that we use to formulate campaign strategies for customers depends on the use of “cookies” and “conversion tags” to track Internet users and their online behavior, which allows us to measure an advertising campaign’s effectiveness and avoid repeatedly delivering the same ad to a particular user’s device. A cookie is a small file of information stored on a user’s computer that allows us to recognize that user’s browser when it serves advertisements. A conversion tag functions similarly to a banner advertisement, except that the conversion tag is not visible. Our conversion tags may be placed on specific pages of clients of customers’ or prospective customers’ websites. Government authorities inside the United States concerned with the privacy of Internet users have suggested limiting or eliminating the use of cookies, conversion tags or user profiling. Bills aimed at regulating the collection and use of personal data from Internet users are currently pending in U.S. Congress and many state legislatures. Attempts at such regulation may be drafted in such a way as to limit or prohibit the use of technology like cookies and conversion tags, thereby creating restrictions that could reduce our ability to use them. In addition, the Federal Trade Commission and the Department of Commerce have conducted hearings regarding user profiling, the collection of non-personally identifiable information and online privacy.

Our foreign operations may also be adversely affected by regulatory action outside the United States. For example, the European Union has adopted a directive addressing data privacy that limits the collection, disclosure and use of information regarding European Internet users. In addition, the European Union has enacted an electronic communications directive that imposes certain restrictions on the use of cookies and conversion tags and also places restrictions on the sending of unsolicited communications. Each European Union member country was required to enact legislation to comply with the provisions of the electronic communications directive by October 31, 2003 (though not all have done so). Germany has also enacted additional laws limiting the use of user profiling, and other countries, both in and out of the European Union, may impose similar limitations.

Internet users may directly limit or eliminate the placement of cookies on their computers by using third-party software that blocks cookies, or by disabling or restricting the cookie functions of their Internet browser software. Internet browser software upgrades also may result in limitations on the use of cookies or conversion tags. Technologies like the Platform for Privacy Preferences (P3P) Project may limit collection of cookie and conversion tag information. Plaintiffs’ attorneys also have organized class action suits against companies related to the use of cookies and several companies, including companies in the Internet advertising industry, have had claims brought against them before the Federal Trade Commission regarding the collection and use of Internet user information. We may be subject to such suits in the future, which could limit or eliminate our ability to collect such information. If our ability to use cookies or conversion tags or engage in other user profiling were substantially restricted due to the foregoing, or for any other reason, we would have to generate and use other technology or methods that allow the gathering of user profile data in order to provide services to customers. This change in technology or methods could require significant reengineering time and resources, and may not be complete in time to avoid negative consequences to our business. In addition, alternative technology or methods might not be available on commercially reasonable terms, if at all. If the use of cookies and conversion tags are prohibited and we are not able to efficiently and cost effectively create new technology, our business, financial condition and results of operations would be materially adversely affected. In addition, any compromise of security that results in the release of Internet users’ and/or our customers’ data could seriously limit the adoption of our service offerings as well as harm our reputation and brand, expose us to liability and subject us to reporting obligations under various state laws, which could have an adverse effect on our business. The risk that these types of events could seriously harm our business is likely to increase as the amount of data stored for customers on our servers (including personal information) and the number of countries where we operate has been increasing, and we may need to expend significant resources to protect against security breaches, which could have an adverse effect on our business, financial condition or results of operations.

If we are required to seek funding, such funding may not be available on acceptable terms or at all.

We may need to obtain funding due to a number of factors beyond our control, including a shortfall in revenue, increased expenses, final adverse judgments in litigation matters, increased investment in capital equipment or the acquisition of significant businesses or technologies. We believe that our cash, cash equivalents and marketable securities classified as current plus cash from operations will be sufficient to fund our operations and proposed capital expenditures for at least the next 12 months. However, we may need or desire funding before such time. If we do need to obtain funding, it may not be available on commercially reasonable terms or at all. If we are unable to obtain sufficient funding, our business would be harmed. Even if we were able to find outside funding sources, we might be required to issue securities in a transaction that could be highly dilutive to our investors or we may be required to issue securities with greater rights than the securities we have outstanding today. We might also be required to take other actions that could lessen the value of our common stock, including borrowing money on terms that are not favorable to us. If we are unable to generate or raise capital that is sufficient to fund our operations, we may be required to curtail operations, reduce our capabilities or cease operations in certain jurisdictions or completely.

Our business requires the continued development of effective business support systems to support our customer growth and related services.

The growth of our business depends on our ability to continue to develop effective business support systems. This is a complicated undertaking requiring significant resources and expertise. Business support systems are needed for:

¡	implementing customer orders for services;

¡	delivering these services; and

¡	timely billing for these services.

Because our business plan provides for continued growth in the number of customers that we serve and services offered, there is a need to continue to develop our business support systems on a schedule sufficient to meet proposed service rollout dates. The failure to continue to develop effective business support systems could harm our ability to implement our business plans and meet our financial goals and objectives.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our reported results of operations.

A change in accounting standards or practices can have a significant effect on our operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business. For example, our adoption of ASC 718 (formerly FAS 123R) in 2006 has increased the amount of stock-based compensation expense we record. This, in turn, has impacted our results of operations for the periods since this adoption and has made it more difficult to evaluate our recent financial results relative to prior periods.

We have incurred, and will continue to incur significantly increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company, we have incurred, and will continue to incur, significant accounting and other expenses that we did not incur as a private company. These expenses include increased accounting, legal and other professional fees, insurance premiums, investor relations costs, and costs associated with compensating our independent directors. In addition, the Frank-Dodd Act and the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Global Select Market, imposes additional requirements on public companies, including requiring changes in corporate governance practices. For example, the listing requirements of the Nasdaq Global Select Market require that we satisfy certain corporate governance requirements relating to independent directors, audit committees, distribution of annual and interim reports, stockholder meetings, stockholder approvals, solicitation of proxies, conflicts of interest, stockholder voting rights and codes of conduct. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. These rules and regulations could also make it more difficult for us to identify and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our services.

Increasing our customer base and achieving broader market acceptance of our services will depend to a significant extent on our ability to expand our sales and marketing operations. Historically, we have concentrated our sales force at our headquarters in Tempe, Arizona. However, we are also building a field sales force to augment our sales efforts and to bring our sales personnel closer to our current and potential customers. Developing such a field sales force has been and will continue to be expensive and we have limited knowledge in developing and operating a widely dispersed sales force. As a result, we may not be successful in developing an effective sales force, which could cause our results of operations to suffer.

We believe that there is significant competition for both inside and direct sales personnel with the sales skills and technical knowledge that we require. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of inside and direct sales personnel. We have expanded our sales and marketing personnel from a total of 13 at December 31, 2004 to 121 at December 31, 2007, to 140 at December 31, 2009. As of September 30, 2010, we had 225 sales and marketing personnel. New hires require significant training and, in most cases, take a significant period of time before they achieve full productivity. Our recent hires and planned hires may not become as productive as we would like, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the markets where we do business. Our business will be seriously harmed if these expansion efforts do not generate a corresponding significant increase in revenue.

If the accounting estimates we make, and the assumptions on which we rely, in preparing our financial statements prove inaccurate, our actual results may be adversely affected.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments about, among other things, taxes, revenue recognition, share-based compensation costs, contingent obligations and doubtful accounts. These estimates and judgments affect the reported amounts of our assets, liabilities, revenue and expenses, the amounts of charges accrued by us, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances and at the time they are made. If our estimates or the assumptions underlying them are not correct, we may need to accrue additional charges or reduce the value of assets that could adversely affect our results of operations, investors may lose confidence in our ability to manage our business and our stock price could decline.

Risks Related to Ownership of our Common Stock

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

Our company has only been in existence since 2001. A significant amount of our growth, in terms of employees, operations and revenue, has occurred. For example, our revenue has grown from $5.0 million in 2003 to $65.2 million in 2006 to $131.7 million in 2009. As a consequence, we have a limited operating history which makes it difficult to evaluate our business and our future prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, such as the risks described in this prospectus supplement. If we do not address these risks successfully, our business will be harmed.

Our stock price may be volatile, and your investment in our stock could decline in value.

The trading prices of our common stock and the securities of technology companies generally have been highly volatile. Factors affecting the trading price of our common stock will include:

¡	variations in our operating results;

¡	announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;

¡	commencement or resolution of, our involvement in and uncertainties arising from, litigation, particularly our current litigation with Akamai and MIT, and our Securities litigation matter;

¡	recruitment or departure of key personnel;

¡	changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock;

¡	developments or disputes concerning our intellectual property or other proprietary rights;

¡	the gain or loss of significant customers;

¡	market conditions in our industry, the industries of our customers and the economy as a whole; and

¡	adoption or modification of regulations, policies, procedures or programs applicable to our business.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us.

If securities or industry analysts do not publish research or reports about our business or if they issue an adverse or misleading opinion or report, our stock, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Insiders have substantial control over us and will be able to influence corporate matters.

As of September 30, 2010, our directors and executive officers and their affiliates beneficially owned, in the aggregate, approximately 49% of our outstanding common stock, including approximately 31% beneficially owned by investment entities affiliated with Goldman, Sachs & Co. These stockholders are able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets. This concentration of ownership could limit other stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Future equity issuances or a sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Because we may need to raise additional capital in the future to continue to expand our business and our research and development activities, among other things, we may conduct additional equity offerings. If we or our stockholders sell substantial amounts of our common stock (including shares issued upon the exercise of options and warrants) in the public market, the market price of our common stock could fall. A decline in the market price of our common stock could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

Anti-takeover provisions in our charter documents and under Delaware law may make an acquisition of us, which may be beneficial to our stockholders, more difficult.

Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions:

¡	establish that members of the board of directors may be removed only for cause upon the affirmative vote of stockholders owning a majority of our capital stock;

¡	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

¡	limit who may call a special meeting of stockholders;

¡	prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

¡	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings;

¡	provide for a board of directors with staggered terms; and

¡	provide that the authorized number of directors may be changed only by a resolution of our board of directors.

In addition, Section 203 of the Delaware General Corporation Law, which imposes certain restrictions relating to transactions with major stockholders, may discourage, delay or prevent a third party from acquiring us.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

All statements, other than statements of historical fact, included or incorporated herein regarding our strategies, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These statements involve risks, uncertainties and other factors that may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in this prospectus supplement. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

Use of Proceeds

We estimate that the net proceeds from the sale of the             shares of common stock that we are offering will be approximately $             million, or approximately $             million if the underwriters exercise in full their option to purchase             additional shares of common stock, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds to us from the sale of the common stock offered by this prospectus supplement and the accompanying prospectus to fund capital expenditures for network and other equipment, as well as for working capital and other general corporate purposes. We also may use a portion of the net proceeds to acquire complementary businesses, products, services or technologies. We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering. Accordingly, we will retain broad discretion over the use of these proceeds.

Price Range of Our Common Stock

Our common stock is listed on the NASDAQ Global Select Market under the symbol “LLNW.” The following table sets forth, for the periods indicated, the high and low intraday sales prices of our common stock as reported on the NASDAQ Global Select Market:

Year ended December 31, 2009	High	Low
First Quarter	$3.72	$2.05
Second Quarter	5.78	3.21
Third Quarter	4.90	3.17
Fourth Quarter	4.05	3.22

Year ending December 31, 2010	High	Low
First Quarter	$4.09	$3.25
Second Quarter	4.51	3.61
Third Quarter	6.35	3.57
Fourth Quarter	8.97	5.58

Year ending December 31, 2011	High	Low
First Quarter (through February 23, 2011)	$8.58	$5.72

As of February 23, 2011, there were 187 holders of record of our common stock. On February 23, 2011, the last sale price reported on the NASDAQ Global Select Market for our common stock was $7.36 per share.

Dividend Policy

We have not paid any cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

Capitalization

The following table sets forth our cash, cash equivalents and available-for-sale securities and our capitalization as of September 30, 2010:

¡	on an actual basis; and

¡

on an as adjusted basis to give effect to the sale by us of             shares of our common stock in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

This table should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

(In thousands, except share data)	September 30, 2010
	Actual	As adjusted
	(unaudited)
Cash, cash equivalents and available-for-sale securities	$72,674	$

Long-term liabilities	2,329

Stockholders’ equity:
Preferred stock, par value $0.001 per share; 7,500,000 shares authorized; none issued and outstanding, actual and as adjusted	—
Common stock, par value $0.001 per share; 150,000,000 shares authorized; 98,994,857 shares issued and outstanding, actual; shares issued and outstanding, as adjusted	99
Additional paid-in capital	374,053
Accumulated other comprehensive income	750
Accumulated deficit	(119,919)

Total stockholders’ equity	254,983

Total capitalization	257,312

The number of shares shown as issued and outstanding in the table above excludes, as of September 30, 2010:

¡	12,434,198 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2010 with a weighted-average exercise price of $4.87 per share;

¡	2,976,647 unvested restricted stock units as of September 30, 2010; and

¡	6,193,057 shares of common stock reserved for future issuance under our 2007 Equity Incentive Plan as of September 30, 2010.

Selling Stockholders

The following table sets forth certain information regarding the shares beneficially owned by the stockholders who are selling shares of our common stock in this offering. The information is presented as of February 18, 2011, and as adjusted to reflect the sale by them and us of our common stock in this offering.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes to the following table, the selling stockholders have sole voting and investment power with respect to the shares set forth below. The percentage of beneficial ownership is based on 100,131,633 shares of common stock outstanding on February 18, 2011. The percentage of beneficial ownership after the offering and if the overallotment option is exercised in full is based on             shares offered by us,             shares offered by the selling stockholders and an additional             shares offered by us and             shares offered by the selling stockholders if the overallotment option is exercised in full.

	Shares Beneficially Owned Prior to this Offering		Shares Being Sold in this Offering	Shares Beneficially Owned After this Offering		Shares Being Sold if Overallotment is Exercised in Full	Shares Beneficially Owned After this Offering if Overallotment is Exercised in Full
Name of Selling Stockholder	Number	Percent		Number	Percent		Number	Percent
GS Capital Partners Entities(1)	30,700,677	30.7%
Oak Investment Partners XII, L.P.(2)	6,173,841	6.2%

(1)

Immediately prior to the offering, consists of 15,940,283 shares of common stock owned by GS Capital Partners V Fund, L.P.; 8,234,087 shares of common stock owned by GS Capital Partners V Offshore Fund, L.P.; 5,466,153 shares of common stock owned by GS Capital Partners V Institutional, L.P.; and 631,970 shares of common stock owned by GS Capital Partners V GmbH & Co. KG (collectively, the “GS Entities”). Voting and dispositive power for the shares held by GS Capital Partners V Fund, L.P. is held by its general partner GSCP V Advisors, L.L.C., which disclaims beneficial ownership of the shares held by GS Capital Partners V Fund, L.P. except to the extent of its pecuniary interest therein, if any. Voting and dispositive power for the shares held by GS Capital Partners V Offshore Fund, L.P. is held by its general partner GSCP V Offshore Advisors, L.L.C., which disclaims beneficial ownership of the shares held by GS Capital Partners V Offshore Fund, L.P. except to the extent of its pecuniary interest therein, if any. Voting and dispositive power for the shares held by GS Capital Partners V Institutional, L.P. is held by its general partner GS Advisors V., L.L.C., which disclaims beneficial ownership of the shares held by GS Capital Partners V Institutional, L.P. except to the extent of its pecuniary interest therein, if any. Voting and dispositive power for the shares held by GS Capital Partners V GmbH & CO. KG is held by its managing limited partner GS Advisors V., L.L.C., which disclaims beneficial ownership of the shares held by GS Capital Partners V GmbH & CO. KG except to the extent of its pecuniary interest therein, if any. Goldman, Sachs & Co. is an investment manager of GSCP V Advisors, L.L.C., GSCP V Offshore Advisors, L.L.C. and GS Advisors V., L.L.C. The Goldman Sachs Group, Inc. and certain affiliates, including Goldman, Sachs & Co., may be deemed to directly or indirectly own the 30,700,677 shares of common stock which are owned directly or indirectly by the GS Entities, of which affiliates of The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. are the general partner, limited partner or managing partner. Goldman, Sachs & Co. is a direct and indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman, Sachs & Co. and the GS Entities share voting power and investment power with certain of their respective affiliates. Joseph H. Gleberman and Peter J. Perrone are managing directors of Goldman, Sachs & Co. and directors of Limelight Networks, Inc. Each of Mr. Gleberman, Mr. Perrone, The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. disclaim beneficial ownership of the shares held by the GS Entities, except to the extent of its pecuniary interest therein, if any. The address of each of the GS Entities, The Goldman Sachs Group, Inc., Goldman, Sachs & Co., Mr. Gleberman and Mr. Perrone is c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attn: Ben Adler.

(2)

Includes 40,000 shares of common stock issuable upon the exercise of options exercisable within 60 days. The names of the parties who share power to vote and share power to dispose of the shares held by Oak Investment Partners XII, L.P. are Oak Management Corporation, Fredric W. Harman, Bandel L. Carano, Gerald R. Gallagher,

Ann H. Lamont, Edward F. Glassmeyer, Grace A. Ames, Iftikar A. Ahmed, and Warren B. Riley all of whom are managing members of Oak Associates XII, LLC, the General Partner of Oak Investment Partners XII, L.P. Frederic W. Harman is also a director of Limelight Networks, Inc. Each such individual disclaims beneficial ownership of the securities held by such partnership, except to the extent of such individual’s pecuniary interest therein. Oak Management Corporation is the manager of Oak Investment Partners XII, L.P. The address of Oak Investment Partners XII, L.P. is 525 University Avenue, Suite 1300, Palo Alto, CA 94301, Attn: Frederic W. Harman.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement dated                     , 2011, by and among us, the selling stockholders and Jefferies & Company, Inc. and Piper Jaffray & Co., as representatives of the several underwriters, we and the selling stockholders have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us and the selling stockholders, the number of shares of our common stock indicated in the table below, of which             shares will be sold by us and             will be sold by the selling stockholders:

Underwriter	Number of Shares of Common Stock
Jefferies & Company, Inc
Piper Jaffray & Co.

Total

Jefferies & Company, Inc. and Piper Jaffray & Co. are acting as joint book-running managers of this offering.

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased, other than those shares covered by the overallotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We and the selling stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us and the selling stockholders that they currently intend to make a market in our common stock. However, the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for our common stock.

The underwriters are offering the shares of our common stock subject to their acceptance of the shares from us and the selling stockholders and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us and the selling stockholders that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us and the selling stockholders that they propose to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $             per share to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us and the selling stockholders as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we and the selling stockholders are to pay the underwriters and the proceeds, before expenses, to us and the selling stockholders in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions payable by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
Underwriting discounts and commissions payable by the selling stockholders	$	$	$	$
Proceeds to the selling stockholders, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $450,000.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “LLNW.”

Option to Purchase Additional Shares

We and the selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of             additional shares of our common stock from us and             additional shares of our common stock from the selling stockholders at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our executive officers and directors and the selling stockholders have agreed, subject to specified exceptions, not to directly or indirectly:

¡

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

¡

otherwise dispose of any shares of our common stock, options or warrants to acquire shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of our common stock currently or hereafter owned either of record or beneficially, or

¡

publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies & Company, Inc. and Piper Jaffray & Co.

These restrictions terminate after the close of trading of the shares of our common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

¡	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

¡	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in each case the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or event, as applicable, unless Jefferies & Company, Inc. and Piper Jaffray & Co. waive, in writing, such extension.

Certain of our executive officers and directors, including our Chief Executive Officer and Chief Financial Officer, have plans meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which may lead to the sale of up to an aggregate of approximately 1.48 million shares of our common stock during the 90 days following the date of this prospectus supplement.

Jefferies & Company, Inc. and Piper Jaffray & Co. may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements.

Stabilization

The underwriters have advised us and the selling stockholders that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Establishing short positions may involve either “covered” short sales or “naked” short sales. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. “Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. A stabilizing bid is a bid for the purchase of shares of our common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of our common stock. A syndicate covering transaction is the bid for or the purchase of shares of our common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover a syndicate short position may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if shares of our common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. Neither we, the selling stockholders nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us and the selling stockholders to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us, the selling stockholders or the underwriters and should not be relied upon by investors.

Affiliations

The underwriters or their affiliates from time to time may in the future provide investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. The underwriters and their affiliates, as applicable, will receive customary compensation in connection with such services. In the course of their businesses, the underwriters and their affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities.

Notice To Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (a “Relevant Implementation Date”) an offer of our common stock to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer of our common stock to the public in that Relevant Member State may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in the Relevant Member State:

¡	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

¡

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

¡	to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined in the Prospectus Directive); or

¡	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

However, no such offer of our common stock shall result in a requirement for the publication by us or any underwriterof a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of our common stock to the public” in relation to any shares of our common stock in any Relevant Member State means the communication, in any form and by any means, of sufficient information on the terms of the offer and our common stock to be offered so as to enable an investor to decide to purchase or subscribe our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression, “Prospectus Directive,” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Shares of our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted or will not result in an offer to the public in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, or the FSMA.

In addition, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of shares of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us. Without limitation to the other restrictions referred to herein, this prospectus supplement and the accompanying prospectus are directed only at (1) persons outside the United Kingdom or (2) persons who:

¡	are qualified investors, as defined in section 86(7) of FSMA, being persons falling within the meaning of article 2.1(e)(i), (ii) or (iii) of the Prospectus Directive; and

¡

are either persons who fall within article 19(1) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or Order, or are persons who fall within article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order; or

¡	to whom they may otherwise lawfully be communicated in circumstances in which Section 21(1) of the FSMA does not apply.

Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (2) above) should not rely or act upon this communication.

Germany

Any offer or solicitation of securities within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz—WpPG). The offer and solicitation of securities to the public in Germany requires the publication of a prospectus that has to be filed with and approved by the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht—BaFin). This prospectus supplement and the accompanying prospectus have not been and will not be submitted for filing and approval to the BaFin and, consequently, will not be published. Therefore, this prospectus supplement and the accompanying prospectus do not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus supplement and the accompanying prospectus, and any other document relating to our common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of our common stock to the public in Germany, any public marketing of our common stock or any public solicitation for offers to subscribe for or otherwise acquire our common stock. This prospectus supplement and the accompanying prospectus, and other offering materials relating to the offer of our common stock, are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Italy

This prospectus supplement and the accompanying prospectus have not been and will not be filed with or cleared by the Italian securities exchange commission (Commissione Nazionale per le societa e la Borsa—the “CONSOB”) pursuant to Legislative Decree No. 58 of 24 February 1998 (as amended, the “Finance Law”) and to CONSOB Regulation No. 11971 of 14 May 1999 (as amended, the “Issuers Regulation”). Accordingly, copies of this prospectus supplement, the accompanying prospectus or any other document relating to our common stock may not be distributed, made available or advertised in Italy, nor may our common stock be offered, purchased, sold, promoted, advertised or delivered, directly or indirectly, to the public other than to (i) “Professional Investors” (such being the persons and entities as defined pursuant to article 31(2) of CONSOB Regulation No. 11522 of 1 July 1998, as amended, the “Intermediaries Regulation”) pursuant to article 100 of the Finance Law; or (ii) prospective investors where the offer of our common stock relies on the exemption from the investment solicitation rules pursuant to, and in compliance with the conditions set out by article 100 of the Finance Law and article 33 of the Issuers Regulation, or by any applicable exemption; provided that any such offer, sale, promotion, advertising or delivery of our common stock or distribution of the prospectus supplement or the accompanying prospectus, or any part thereof, or of any other document or material relating to our common stock in Italy is made: (a) by investment firms, banks or financial intermediaries authorized to carry out such activities in the Republic of Italy in accordance with the Finance Law, the Issuers Regulation, Legislative Decree No. 385 of 1 September 1993, the Intermediaries Regulation, and any other applicable laws and regulations; and (b) in compliance with any applicable notification requirement or duty which may, from time to time, be imposed by CONSOB, Bank of Italy or by any other competent authority.

France

This prospectus supplement and the accompanying prospectus have not been, and will not be, submitted to the clearance procedures of the Autorité des marchés financiers (the “AMF”) in France and may not be directly or indirectly released, issued or distributed to the public in France, or used in connection with any offer for subscription or sale of our common stock to the public in France, in each case within the meaning of Article L. 411-1 of the French Code monétaire et financier (the “French Financial and Monetary Code”). Shares of our common stock have not been, and will not be, offered or sold to the public in France, directly or indirectly, and will only be offered or sold in France (i) to qualified investors (investisseurs qualifiés) investing for their own account, in accordance with all applicable rules and regulations, and in particular in accordance with Articles L. 411-2 and D. 411-2 of the French Financial and Monetary Code; (ii) to investment services providers authorized to engage in portfolio investment on behalf of third parties, in accordance with Article L.411-2 of the French Financial and Monetary Code; or (iii) in a transaction that, in accordance with all applicable rules and regulations, does not otherwise constitute an offer to the public (“appel public à l’épargne”) in France within the meaning of Article L.411-1 of the French Financial and Monetary Code. This prospectus supplement and the accompanying prospectus are not to be further distributed or reproduced (in whole or in part) in France by any recipient, and this prospectus supplement and the accompanying prospectus have been distributed to the recipient on the understanding that such recipient is a qualified investor or otherwise meets the requirements set forth above, and will only participate in the issue or sale of shares of our common stock for their own account, and undertakes not to transfer, directly or indirectly, the shares of our common stock to the public in France, other than in compliance with all applicable laws and regulations and, in particular, with Articles L.411-1, L.411-2, D.411-1 and D.411-2 of the French Financial and Monetary Code.

Sweden

This prospectus supplement and the accompanying prospectus are not a prospectus under, and have not been prepared in accordance with the prospectus requirements provided for in, the Swedish Financial Instruments Trading Act [lagen (1991:980) om handel med finasiella instrument] or any other Swedish enactment. Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved or registered this prospectus supplement or the accompanying prospectus.

Legal Matters

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California will pass upon the validity of the issuance of the common stock offered by this prospectus supplement and the accompanying prospectus. Certain legal matters relating to the offering will be passed upon for the underwriters by Cooley LLP, Palo Alto, California. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati own an aggregate of less than 1% of the shares of our common stock.

Experts

The financial statements and management’s assessment of the effectiveness of our internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement (Commission File No. 333-170609):

¡	our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 12, 2010 (the “2009 10-K”);

¡	the information specifically incorporated by reference into our 2009 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on March 26, 2010;

¡

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010 filed with the SEC on May 7, 2010, August 6, 2010 and November 5, 2010, respectively;

¡

our Current Reports on Form 8-K filed with the SEC on February 12, 2010, February 25, 2010, April 6, 2010, May 3, 2010, May 6, 2010 (the second of the two Current Reports filed on May 6, 2010 only), June 15, 2010, July 14, 2010, July 26, 2010, August 2, 2010, December 20, 2010, January 4, 2011, January 31, 2011, February 18, 2011 and February 24, 2011 (other than the portions of these reports furnished but not filed pursuant to SEC rules and the exhibits filed on such form that relate to such portions); and

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the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 30, 2007, including all amendments and reports filed for the purpose of updating such information.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Limelight Networks, Inc., Attention: Corporate Secretary, 2220 W. 14th Street, Tempe, Arizona, 85281. Our telephone number is (602) 850-5000.

PROSPECTUS

$150,000,000

Limelight Networks, Inc.

By this prospectus, Limelight may offer, from time to time:

•	Common stock
•	Preferred stock
•	Depositary Shares
•	Warrants
•	Debt securities
•	Units

Limelight Networks, Inc., a Delaware corporation (“Limelight”) may offer and sell from time to time, in one or more series or issuances and on terms that Limelight will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $150,000,000.

In addition, the selling stockholders named in this prospectus may offer and resell from time to time up to 15,000,000 shares of Limelight common stock.

Limelight will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 25 of this prospectus.

Limelight’s common stock is listed on the Nasdaq Global Market under the symbol “LLNW.” Limelight will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of Limelight’s common stock on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 26, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Limelight filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, Limelight may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000. In addition, under this shelf process, the selling stockholders named in this prospectus may sell from time to time up to 15,000,000 shares of Limelight common stock.

This prospectus provides you with a general description of the securities Limelight and the selling stockholders may offer. Each time Limelight or the selling stockholders sell securities, Limelight will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

Limelight has not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of Limelight or to which Limelight has referred you. Limelight takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Limelight’s business, financial condition, results of operations and prospects may have changed since that date.

i

Prospectus Summary

This summary description about us and our business highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in an offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, “we,” “us,” “Limelight,” “our” and “the Company” refer to Limelight Networks, Inc., a Delaware corporation.

Limelight Networks, Inc.

Overview

Limelight Networks, Inc. is a provider of high-performance content delivery network services. Limelight provides scalable software services that improve the quality of online media, accelerate the performance of web applications, enable secure online transactions, manage and monetize digital assets, and optimize advertising campaigns. These services are supported by Limelight’s global platform, which provides highly-available, highly-redundant storage, bandwidth, and computing resources as well as connectivity to last-mile broadband network providers. Limelight delivers content for traditional and emerging media companies, or content providers, including businesses operating in the television, music, radio, newspaper, magazine, movie, videogame, software and social media industries as well as enterprises and government entities doing business online. Using Limelight’s content delivery network, or CDN, content providers are able to provide their end-users with a high-quality media experience for rich media content including video, music, games, software and social media. As consumer demands for media content over the Internet have increased, and as enabling technologies such as broadband access to the Internet have proliferated, consumption of rich media content has become increasingly important to Internet end-users and therefore to the content providers that serve them. Limelight has developed its services and architected its network specifically to meet the unique demands content providers face in delivering rich media content to large audiences of demanding Internet end-users. Limelight’s comprehensive solution delivers content providers a high-quality, highly scalable, highly reliable offering. Limelight primarily derives revenue from the sale of services to customers executing contracts with terms of one year or longer, which we refer to as recurring revenue contracts or long-term contracts. These contracts generally commit the customer to a minimum monthly level of usage with additional charges applicable for actual usage above the monthly minimum.

Corporate Information

Limelight was formed as an Arizona limited liability company, Limelight Networks, LLC, in June 2001 and converted into a Delaware corporation, Limelight Networks, Inc., in August 2003. Limelight common stock is traded on the Nasdaq Global Market under the symbol “LLNW.” The principal executive offices of Limelight are located at 2220 W. 14th Street, Tempe, Arizona 85281 and 201 Lomas Santa Fe Drive, Solana Beach, California 92075, and its telephone number is (602) 850-5000. Additional information about Limelight is available on our website at http://www.limelightnetworks.com. Our website, and the information contained therein, is not a part of this prospectus.

The Securities We May Offer

We may offer up to $150,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 15,000,000 shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of the securities we determine to offer.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible or exercisable into our common stock. In addition, the selling stockholders may offer shares of our common stock, par value $0.001 per share. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefore. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock.

Preferred Stock and Depositary Shares

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We do not have any shares of our preferred stock, depositary shares or depositary receipts presently outstanding.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to not be senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided in the section entitled “Where You Can Find More Information” beginning on page 28 of the prospectus.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and any updates described in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements as to industry trends and future expectations of ours and other matters that do not relate strictly to historical facts. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations, although some forward-looking statements are expressed differently. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

Our actual results could differ materially from those anticipated by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

	Fiscal Year Ended December 31,					Nine Months Ended September 30, 2010
	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	1.2x	—	—	—	3.3x	—

The ratio of earnings to fixed charges has been computed on a consolidated basis. “Earnings” consists of net income before income taxes plus fixed charges. “Fixed charges” consist of interest expense plus the portion of interest expense under operating leases deemed by us to be representative of the interest factor.

For the nine months ended September 30, 2010 and for the years ended December 31, 2008, 2007 and 2006, our earnings were insufficient to cover fixed charges by $18.6 million, $63.1 million, $70.6 million and $0.8 million, respectively.

As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. We intend to invest the net proceeds in a variety of short-term, interest-bearing, investment grade securities.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation, referred to as our certificate of incorporation, and amended and restated bylaws, referred to as our bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 150,000,000 shares of common stock with a $0.001 par value per share, and 7,500,000 shares of undesignated preferred stock with a $0.001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of November 10, 2010 there were 99,522,192 shares of common stock issued and outstanding, held of record by 220 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of November 10, 2010.

The following is a summary of the material provisions of the common stock and preferred stock provided for in our certificate of incorporation and bylaws. For additional detail about our capital stock, please refer to our certificate of incorporation and bylaws.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Our common stock is listed on the Nasdaq Global Market under the symbol “LLNW.” The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York, New York 11219, and its telephone number is (800) 937-5449.

Preferred stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our certificate of incorporation and the certificate of designation relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

Under the terms of our certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

The prospectus supplement for a series of preferred stock will specify:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing changes in control or management of our company.

We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Effect of Certain Provisions of our Certificate of Incorporation and Bylaws and the Delaware Anti-Takeover Statute

Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make the following transactions more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

Those provisions, summarized below, could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to promote stability in our management. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and our bylaws provide for the following:

•

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

•

Stockholder Meetings. Our certificate of incorporation provides that our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. In addition, our bylaws provide that special meetings of the stockholders may be called only by the chairperson of the board, the chief executive officer or our board of directors. Stockholders may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•

Board Classification. Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class will serve for a three-year term. Our classified board may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

•

No Cumulative Voting. Our certificate of incorporation and bylaws do not permit cumulative voting in the election of directors. Cumulative voting allows a stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

•

Amendment of Certificate of Incorporation and Bylaws. The amendment of the above provisions of our charter documents requires approval by holders of at least two-thirds of the voting power of our then outstanding voting stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

DESCRIPTION OF THE DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of preferred stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and removal of depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal income tax consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF THE WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” “our” or “the Company” refer only to Limelight Networks, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•

if the principal, premium, if any, or interest will be payable at the election of the company or holder in one or more currencies or currency units other than that or those stated by the debt securities, the currency or currency units in which such payments shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, that the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the debt securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special interest premium or other premium; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be delivered to the depositary or nominee or custodian; and

•	bear any required legends.

The prospectus supplement for any series of debt securities will set forth the provisions applicable to one or more global securities.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All amounts paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would escheat to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of us), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indentures; and

•	certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay the principal or any redemption price of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events involving bankruptcy, insolvency or reorganization of the company.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest or a default relating to a covenant or other provision of the indenture that cannot be waived without the consent of each holder of outstanding debt securities of that series, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to become to obligor and assume the covenants under the indenture;

•	adding covenants or events of default, provided that such action shall not adversely affect the holders in any material respect;

•	making certain changes to facilitate the issuance of the debt securities;

•	securing the debt securities;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguities or inconsistencies, provided that such action shall not adversely affect the holders in any material respect;

•	providing for guaranties of, or additional obligors on, the debt securities;

•	permitting or facilitating the defeasance and discharge of the debt securities, provided that such action shall not adversely affect the holders in any material respect; and

•	other changes specified in the indenture.

However, neither the trustee or us may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture or waiver of past defaults.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of debt securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•

direct obligations of the government that issued or caused to be issued the currency in which such debt securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or any supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•

a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•

any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

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all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

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all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

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renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

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any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section entitled “Where You Can Find More Information” beginning on page 28 of this prospectus.

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 15,000,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus through (1) several private placements of our convertible preferred stock prior to our initial public offering, all of which shares were converted into shares of our common stock in connection with our initial public offering, (2) issuances of shares of common stock and options to acquire common stock issued to officers, directors and employees pursuant to our Amended and Restated 2003 Incentive Compensation Plan and our 2007 Equity Incentive Plan, and (3) issuances of our common stock associated with business acquisitions. Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the Securities and Exchange Commission. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we or the selling stockholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation own an interest representing less than 1% of our outstanding common stock.

EXPERTS

The consolidated financial statements of Limelight Networks, Inc. incorporated by reference in Limelight Networks, Inc. Annual Report (Form 10-K) for the year ended December 31, 2009 (including schedule appearing therein), and the effectiveness of Limelight Networks, Inc.’s internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our website at http://www.limelightnetworks.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 12, 2010, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 from our Definitive Proxy Statement on Schedule 14A filed on March 26, 2010;

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our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, filed on May 7, 2010, the quarter ended June 30, 2010, filed on August 6, 2010, and the quarter ended September 30, 2010, filed on November 5, 2010;

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our Current Reports on Form 8-K filed on February 12, 2010, February 25, 2010, April 6, 2010, May 3, 2010, May 6, 2010 (the second of the two Current Reports filed on May 6, 2010 only), June 15, 2010, July 14, 2010, July 26, 2010 and August 2, 2010; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 30, 2007 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. In case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was later filed. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such copies should be directed to:

Limelight Networks, Inc.

Attn: Investor Relations

2220 W. 14th Street

Tempe, Arizona 85281

(602) 850-5000

You may also access the documents incorporated by reference in this prospectus through our website at http://www.limelightnetworks.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

                 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

Piper Jaffray

February     , 2011